Exhibit 99.3

Financial Statements

Period from 01/01/2024 to 30/09/2024 Financial statement in IFRS standards as of September 30, 2024

Financial Statements

Summary of Financial Statements

1.	Statement of financial position	: 3
	1.1- Asset	: 3
	1.2- Liabilities	: 4
2.	Statement of profit or loss and other comprehensive income	: 5
3.	Statement of changes in equity	: 6
4.	Cash Flow Statement	: 7
5.	Notes to the Financial Statements	: 8

Financial Statements

This Financial statment was establish in accordance with International
Financial Reporting Standards (IFRSs) as issued by the International
Accounting Standards Board (IASB).

STATEMENT OF FINANCIAL POSITION

As of Septembre 30, 2024

(in € thousand)	Notes	Septembre 30, 2024	Decembre 31, 2023	Variation

ASSETS
Current
Cash and cash equivalents		199	176	23
Accounts receivable		437	979	(541)
taxes receivable		-	-	-
Inventories		-	-	-
Prepaid expenses		11	10	1
Intercompany receivable		-	-	-

Non-current
Restricted cash			-	-
Deposits to suppliers			-	-
Lease Assets			-	-
Intangible assets	5.1	6.092	6.035	57
Property, plant, and equipment	5.2	190	131	59
Deferred Tax (Asset)		307	407	(100)

TOTAL ASSETS		7.236	7.739	(503)

Financial Statements

This Financial statment was establish in accordance with International

Financial Reporting Standards (IFRSs) as issued by the International

Accounting Standards Board (IASB).

STATEMENT OF FINANCIAL POSITION

As of Septembre 30, 2024

(in € thousand)	Notes	September 30, 2024	Decembre 31, 2023	Variation

LIABILITIES
Current
Accounts payable and accrued liabilities		100	112	- 37
taxes Payable		264	309	- 76
Current portion on external loans		-	-	-
Current portion of lease liabilities		98	61	10
Others liabilities		34	-	-

Non-current
Lease liabilities		72	20	52
Asset retirement obligations		-	-	-
Long term portion on external loans		572	413	460
Deferred income		1 227	1 629	202
Deferred Tax (Liability)		-	-	-
				-
TOTAL LIABILITIES		2 367	2 544	610
EQUITY
Share capital		138	138	3
Equity reserves		1 741	1 754	- 467
Merger premium		3 769	3 769	95
Net Income of the year		(780)	(467)	- 454
TOTAL EQUITY		4 868	5 195	- 823

TOTAL LIABILITIES AND EQUITY		7 236	7 739	- 213

Financial Statements

This Financial statment was establish in accordance with International

Financial Reporting Standards (IFRSs) as issued by the International

Accounting Standards Board (IASB).

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

From 01/01/2024 To 09/30/2024

(in € thousand)	Notes	Septembre 30, 2024	Septembre 30, 2023	Variation

Revenue	8	1.050	433	617
Revenues		1.050	433	617
Personnel and social costs		796	732	64
General and administrative		279	285	(6)
Taxes, duties and similar payments		8	(2)	10
Depreciation and amortization		811	-	811
Expenses		1.894	1.015	878
Operating income for the year		(843)	(583)	(261)
Net finance expense/income		16	39	(23)
Other expenses		-	-	-
Net income before income taxes		(859)	(621)	(238)
Income Tax expense	9	(79)	-	(79)
Net Income		(780)	(621)	(159)
Other comprehensive loss		-	-	-
Items that will subsequently be reclassified to net income		-	-	-
Foreign currency translation adjustment		-	-	-

Comprehensive income		(780)	(467)	(313)

Financial Statements

This Financial statment was establish in accordance with International
Financial Reporting Standards (IFRSs) as issued by the International
Accounting Standards Board (IASB).

Statement of changes in equity

As of Septembre 30, 2024

(in € thousand)	Capital	Legal reserve	Other reserves	Net result	share premium	Total shareholders' equity
Equity at 01/01/2024	138	12	1.743	(466)	3.769	5.195
Increase in share capital	-	-	-	-	-	-
Decrease in share capital	-	-	-	-	-	-
Dividends paid	-	-	(621)	621	-	-
Net income for the period	-	-	-	-	-	-
Other comprehensive income	-	-	608	(935)	-	(327)

Equity at 30/09/2024	138	12	1.729	(780)	3.769	4.868

Financial Statements

This Financial statment was establish in accordance with International
Financial Reporting Standards (IFRSs) as issued by the International
Accounting Standards Board (IASB).

Cash Flow Statement

As of Septembre 30, 2024

(in € thousand)	Septembre 30, 2024	Decembre 31, 2023
Cash flow from operating activities
Net income	(630)	(621)

Adjustments for:	-	-
Depreciation and provisions	746	726
Change in trade receivables	255	96
Change in trade payables	45	109
Other adjustments (e.g., gains/losses on disposals)	-	-
Income taxes	79	-
Net cash flow from operating activities	(173)	118
Cash flow from investing activities
Acquisition of tangible assets	-	1
Disposal of tangible assets	36	-
Acquisition of financial assets (e.g., securities, investments)	-	-
Net cash used in investing activities	36	(1)
Cash flow from financing activities
Capital increase	-	-
Borrowings contracted	269	105
Repayment of borrowings	110	87
Bond issuance	-	-
Dividends distributed	-	-
Net cash flow from financing activities	159	18

Net change in cash and cash equivalents	23	135

Cash and cash equivalents at the beginning of the period	176	282
Cash and cash equivalents at the end of the period	199	418

Financial Statements

Notes to the Financial Statements

Financial Statements

1. Nature of Operations

RED Technologies SAS is a telecom engineering company specialized in the development and commercialization of solutions for sharing and optimizing the use of the radio frequency spectrum. These solutions are aimed at commercial, civilian, or military telecommunications operators and government agencies in France and internationally. In the face of the scarcity of exclusive frequencies available for mobile telephony and internet, RED Technologies' solutions allow for the shared use of underutilized frequencies between heterogeneous operators. As an innovative young company, RED Technologies is a member of the SYSTEMATIC competitiveness cluster and benefits from financial support from the Île-de-France region, BPI, and the Directorate General of Armament, with which it collaborates on studies related to future frequency sharing in the 2.3 - 2.4 GHz band. As part of this partnership, the company has installed a simulator within the DGA-MI (French Ministry of Armed Forces) to map the radio environment and define the areas that allow for the deployment of a mobile phone network without impacting military aeronautical and terrestrial telemetry activities. RED Technologies works with telecom equipment manufacturers to integrate its platform into the network infrastructure of these manufacturers. In addition, RED is developing military applications of its system with Thales.

2.	General Information, Preparation Basis, and IFRS Compliance Statement

The financial statements cover the fiscal year ending Septembre 30, 2024, and are presented in monetary units (EURO), which is the company's functional currency. They have been prepared in accordance with IFRS. RED TECHNOLOGIES is (SAS) incorporated and domiciled in France. Its registered office and main establishment are located at 101 rue de Sèvres, 75006 Paris, Paris B 752 992 735, France.

3. Principal Accounting Methods

The financial statements have been prepared in accordance with IFRS standards as adopted by the IASB. These financial statements are presented in order of liquidity, and each item in the statement of financial position includes both current and non- current balances, where applicable.

Financial Statements

4. Estimates and Judgments

In preparing the financial statements, management makes a number of judgments, estimates, and assumptions regarding the recognition and measurement of assets, liabilities, revenues, and expenses. Procedures have been established to ensure that accounting methods are applied consistently and that the processes for modifying accounting estimates are controlled and implemented appropriately and systematically.

5. Fixed assets

The assets listed on the company’s balance sheet include tangible and intangible operating assets. The rights of use related to leased assets are presented under the asset categories corresponding to similar assets owned. Operating assets are used for service production or administrative purposes.

Operating assets are recorded at their acquisition cost, plus directly attributable expenses, and borrowing costs incurred when the assets’ commissioning is preceded by a lengthy construction or adaptation period. Internally developed software, when meeting the criteria for capitalization, is capitalized at its direct development cost, which includes external expenses and personnel costs directly attributable to the project. After initial recognition, assets are measured at cost less the accumulated depreciation and any potential impairment losses. The depreciable amount of an asset is determined after deducting its residual value.

Only assets under operating leases are considered to have a residual value, as the useful life of operating assets is generally equal to the expected economic life of the asset. Assets are depreciated using the straight-line method over the expected useful life of the asset for the company. Depreciation charges are recognized under the heading "Depreciation and impairment of tangible and intangible assets" in the income statement.

Financial Statements

5.1. Intangible assets

These costs are already recorded as assets according to the reference of IFRS standards.

These costs are detailed as follows :

(in € thousand)	Natures	December 31, 2021	December 31, 2022	December 31, 2023	Septembre 30, 2024
Research and development costs	Projects	298	5.980	5.980	5.980
Work in progress on intangible assets	Dynamic platform	5.682	-	-	-
Work in progress on intangible assets	DAT 5G	-	1.108	2.212	2.994
Work in progress on intangible assets	Dynamic platform	-	-	-	-
Software, Concessions, and similar rights		-	63	63	63
Deposits and guarantees paid		4	4	4	5
Amortization of R&D		(298)	(1.256)	(2.224)	(2 950)
Total		5.686	5.898	6.035	6.092

5.2. Property, plant, and equipment

The other fixed assets consist mainly of equipment and are presented as follows :

(in € thousand)	Septembre 30, 2024	December 31, 2023	Variation en Euro	Variation en %
Property, plant, and equipment	99	134,71	(24)	-18%
Right of use (IFRS 16)	681	525,79	155	30%
Amortization des Property, plant and equipment	(77)	(81,29)	(1)	1%
Amortization of Right of use (IFRS 16)	(513)	(447,89)	(92)	21%
Total	190	131	38	100%

Regarding the lease obligation (the remaining debt related to the financing), it must be re-evaluated annually at amortized cost. The annual installments should be allocated between debt repayment and financial expenses.

5.3. Finance lease contract

In a finance lease contract, the lessor transfers to the lessee the majority of the risks and rewards of the asset. It is analyzed as financing granted to the lessee for the purchase of an asset.

Financial Statements

The present value of the payments due under the contract, increased, if applicable, by the residual value, is recorded as a receivable. The net income from the transaction for the lessor corresponds to the interest on the loan and is recorded in the income statement under the heading "Interest and similar income." The rents received are allocated over the lease term, with the payments split between principal amortization and interest in such a way that the net income represents a constant rate of return on the residual outstanding balance. The interest rate used is the implicit interest rate of the contract.

Provisions recognized on these receivables follow the same rules as those described for financial assets accounted for at amortized cost.

The contracts are summarized as follows :

Entity	RIVP	BMW Finance
Contract Nature	Bail	LOA
Original Value		21 885,00
Start Date	01/05/2016	01/05/2024
End Date	29/04/2025	01/05/2027
Implicit Rate	1,17%	1,17%
Monthly Rent in euros	5.126	5.451
Deposit in euros	5.227
Option Exercise in euros		16.221

6. Public grants

The company receives grants for the financing of a project as well as tax credits. This grant is detailed as follows :

(in € thousand)	Septembre 30, 2024	Septembre 30, 2023	Variation in Euro	Variation in %
Grants that directly impact the income	152	483	331	218%
Grant under IAS 20
tax credit	80	302	222	278%
Total	232	785	553	239%

The company benefits from an operating grant. According to IFRS standards, the recognition of grants is only possible when they are clearly awarded by the public institution. Thus, the financing agreement, mentioning the date and the amount granted, will be the essential document justifying the recognition of the public grant.

Financial Statements

The company benefits from a research expenditure tax credit, which it accounts for as income under the 'income tax' account. This tax credit should be restated in IFRS as a public grant and should be reclassified under 'Other income' in the income statement.

IAS 20 addresses the accounting treatment of grants under international standards, as well as the information to be disclosed.

It discusses the treatment of grants, distinguishing between the immediate impact on profit and their recognition in equity. The recognition of grants is only possible when they are clearly granted by the public institution. Therefore, the financing agreement, which specifies the date and amount granted, will be the essential document justifying the recognition of the public grant. Furthermore, there are two types of grants, each with different accounting treatments:

-	Grants impacting the profit and loss directly;
-	Grants related to assets. These grants are commonly referred to as investment grants or equipment grants. They are grants provided to a company or association to finance the acquisition of an asset. Under IAS 20, these grants can be recognized in two different ways:
-	Recognition as deferred income;
-	The grant is deducted from the cost of the asset. The company has chosen to account for the grant as deferred income, recognizing the amount in a deferred income account.

7. Revenue

The company’s revenue shows an annual balance of KEUR 1.050 which is detailed as follows :

(in € thousand)	September 30, 2024	September 30, 2023	Variation en Euro	Variation en %
Revenue	217	392	(175)	-45%
Capitalized tangible production	782		782
Operating subsidies	202	41	161	396%
ARestatement of subsidies in accordance with IAS 20	(152)		(152)	0%
Total	1.050	433	617	143%

Financial Statements

8.	Income Tax

The company files these tax returns in France and benefits from all the tax advantages recognized in France. The situation regarding corporate taxes is detailed as follows :

(in € thousand)	September 30, 2024	September 30, 2023	Variation in Euro	Variation in %
Income tax	79	0	79
Total	79	0	79